EXHIBIT 10.18

            AMENDING AGREEMENT BETWEEN BOUNTY DEVELOPMENTS LTD. AND
                   1286664 ALBERTA LTD., DATED APRIL 16, 2007


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BOUNTY DEVELOPMENTS LTD.                                1250, 340 - 12 Ave. S.W.
                                                                     Calgary, AB
                                                                         T2R 1L5
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                                                              Tel (403) 264-4994
                                                              Fax (403) 266-6031
                                                            PCLARK@BOUNTYDEV.COM

                                                                  April 16, 2007


1286664 ALBERTA LTD.
22 Barclay Walk S.W.,
Calgary, Alberta T2P 4V9

ATTENTION: MICHAEL VANDALE


Dear Sir:

RE: FARMOUT AGREEMENT RE: FIREBAG, ALBERTA DATED ON OR ABOUT DECEMBER 12, 2006 BETWEEN BOUNTY DEVELOPMENTS LTD. ("BOUNTY") AND 1286664 ALBERTA LTD. ("1286664"), AS AMENDED BY AGREEMENTS DATED JANUARY 22, 2007 AND FEBRUARY 20, 2007 (THE "FIREBAG FARMOUT AGREEMENT")

        SECTIONS 25-36 TWP 91 RGE 2 W4M
        SECTIONS 1-6 TWP 92 RGE 2 W4M
        OIL SANDS BELOW THE TOP OF THE VIKING FM TO BASE WOODBEND GRP BOUNTY FILES: AM- 227-001 & AM-227-002

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In  consideration  of the  premises  and the mutual  agreements  set out in this
Agreement, the parties agree to amend the Farmout Agreement and stipulate that Farmee has met its earning obligations as follows:

1. Bounty agrees that Farmee has conditionally met its earning obligations under the Farmout Agreement by virtue of making a cash payment of $5,100,000 plus interest due on February 27, 2007, and paying for the drilling of various evaluation wells.

WORKING INTERESTS:

                  BEFORE EARNING                     AFTER EARNING
                  ------------------------------------------------
       Bounty:    100%                               25%
       1286664:     0%                               75%

ENCUMBRANCES:

Crown S/S
1% Diamond Head GORR



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2. The above-mentioned  earning is conditional upon Farmee complying with clause
3.04 of the Farmout & Royalty Procedure, continuing to comply with clause 3(c) of the Farmout Agreement and paying any further cash calls which may be required under prior or future AFEs on the above lands in connection with the above evaluation wells or the joint access road built with Athabasca Oil Sands.


3. Bounty's 25% Working Interest shall be treated as a carried interest until such time, if any, as Farmee has spent a further $1,500,000 on exploration (drilling or seismic) expenses or other agreed expenses on the Farmout Lands after which time Bounty's 25% interest shall be considered a non-carried working interest and it shall be responsible for its share of further agreed expenses incurred for the joint account. This amount of $1,500,000 shall be adjusted by the parties after all invoices from the 2006-2007 drilling and seismic programs have been received and totaled.


If 1286664 is in concurrence with the foregoing, please sign and return one (1) copy of this letter to the attention of the undersigned at your earliest convenience.

Should you have any questions or concerns, please contact the undersigned at 264-4994.

Yours truly,

BOUNTY DEVELOPMENTS LTD.

/s/ Paul S. Clark

Paul S. Clark
Land Manager

                 Acknowledged and Agreed to this  16TH  day of  APRIL , 2007


                 1286664 ALBERTA LTD.

                 PER:  /s/ JASON DAGENAIS
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